Exhibit 99.2

200 PEACH STREET
EL DORADO, AR 71730

MURPHY USA ANNOUNCES $85 MILLION SALE PRICE FOR CAM PIPELINE

EL DORADO, Arkansas, February 3, 2016 – Murphy USA Inc. (NYSE:MUSA) announced the Company has recently entered into an agreement with an undisclosed investment-grade buyer for the sale of the CAM pipeline system for approximately $85 million, less customary closing costs. The CAM pipeline transports crude oil from the Louisiana Offshore Oil Port (LOOP) to three Gulf Coast refineries, including the Meraux refinery, formerly owned by Murphy Oil Corporation (NYSE: MUR). This transaction is expected to close sometime in the first half of 2016, subject to customary closing conditions, including regulatory approvals.

President and CEO Andrew Clyde commented, “The strategic value of the CAM system has increased significantly with the successful development of onshore oil-shale in conjunction with enhanced economics and optionality for refiners in the current price environment.” Clyde went on to say, “We are excited to execute on our last meaningful non-core asset inherited from the spinoff in 2013, the proceeds of which will free up capital that can be used towards our independent growth plan, including our recently announced $500 million share repurchase program.”

Forward-Looking Statements
Certain statements in this news release contain or may suggest "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to anticipated store openings, fuel margins, merchandise margins, sales of RINs and trends in our operations.  Such statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties.  Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted  by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; the impact of any systems failures, cybersecurity and/or security breaches, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; future tobacco or e-

Corporate Website http://corporate.murphyusa.com                          NYSE:MUSA
Customer Website http://www.murphyusa.com

Exhibit 99.2

cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; efficient and proper allocation of our capital resources; compliance with debt covenants; availability and cost of credit; and changes in interest rates.  Our SEC reports, including our Annual Report on our Form 10-K for the year ended December 31, 2014 (filed February 27, 2015), our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 (filed November 5, 2015) and Form 8-K (filed Jan 29, 2016) contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide.  The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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About Murphy USA
Murphy USA (NYSE:MUSA) is a leading retailer of gasoline and convenience merchandise with more than 1,300 stations located primarily in the Southwest, Southeast and Midwest United States. The company and its team of almost 10,000 employees serve an estimated 1.6 million customers each day through its network of retail gasoline stations in 24 states. The majority of Murphy USA's stations are located in close proximity to Walmart stores. The company also markets gasoline and other products at standalone stations under the Murphy Express brand. Ranked 202 among Fortune 500 companies, Murphy USA reported revenue of $15 billion in 2014.

Investor Contact:
Christian Pikul
Christian.Pikul@murphyusa.com
Cell – 870-677-0278
Office – 870-875-7683

Media/Public Relations Contact:
Jerianne Thomas
Jerianne.Thomas@murphyusa.com
Cell – 870-866-6321
Office – 870-875-7770

Corporate Website http://corporate.murphyusa.com                          NYSE:MUSA
Customer Website http://www.murphyusa.com